Exhibit 99.1

Trikon Technologies, Inc. Ringland Way, Newport, NP18 2TA, United Kingdom.

Press Release

TRIKON TECHNOLOGIES EXTENDS AND AMENDS REVOLVING CREDIT

FACILITY WITH LLOYDS TSB

NEWPORT, Wales, United Kingdom, July 7, 2005 — Trikon Technologies, Inc. (Nasdaq: TRKN) today reported that its £5 million (approximately $9 million) revolving credit facility with Lloyds TSB Bank plc has been extended and amended. Lloyds TSB Bank has also agreed that this facility will continue, subject to certain conditions being met, after completion of the previously announced proposed consolidation by merger of Trikon and Aviza Technology, Inc. Trikon has held this credit facility, as amended from time to time, since July 2003.

About Trikon Technologies

Trikon Technologies is a leading provider of wafer fabrication equipment and services to the global semiconductor industry. Trikon develops and manufactures advanced capital equipment for plasma etching and chemical and physical vapor deposition (CVD and PVD) of thin films for use in the production of semiconductor devices. These are key components in all electronic products, such as telecommunication devices, consumer and industrial electronics and computers. More information is available at: www.trikon.com.

“Safe Harbor” Statement Under the Private Securities Litigation Act of 1995

This news release contains certain forward-looking statements, which include, without limitation, statements in this new release about the proposed consolidation through merger of Trikon and Aviza and the effect of the merger transaction on Trikon’s revolving credit facility with Lloyds TSB Bank plc. The forward-looking statements in this press release are subject to various risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the ability for Trikon and Aviza to complete the proposed merger transaction and the ability for Trikon to continue to comply with the covenants and conditions of the Lloyds revolving credit facility. These factors are not intended to represent a complete list of all risks and uncertainties inherent in the Company’s business and the market for power semiconductor products, and should be read in conjunction with the more detailed cautionary statements included in the Company’s SEC reports, including, without limitation, its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

New Athletics, Inc. has filed with the Securities and Exchange Commission a registration statement and other relevant documents in connection with the proposed merger transaction involving Aviza and Trikon. Investors and security holders of Trikon are urged to read the proxy statement/prospectus that is contained in the registration statement and the other relevant documents because they contain important information about New Athletics, Aviza and Trikon and the proposed merger transaction. Investors and security holders of Trikon may obtain free copies of the proxy statement/prospectus and the other relevant documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s website at http://www.sec.gov and may also obtain free copies of the proxy statement/prospectus by writing to Trikon Technologies, Inc., Ringland Way, Newport, South Wales NP18 2TA, United Kingdom, Attention: Investor Relations. Information regarding the identity of persons who may, under the Securities and Exchange Commission’s rules, be deemed to be participants in the solicitation of stockholders of Trikon in connection with the proposed merger transaction, and their interests in the solicitation, will be set forth in the proxy statement/prospectus that will be filed by Trikon with the Securities and Exchange Commission and are contained in the registration statement that has been filed by New Athletics with the Securities and Exchange Commission.

Trikon Technologies Contacts

Corporate contact:	Carl Brancher	+44 1633-414111	carl.brancher@trikon.com

US IR contact:	Kevin Kirkeby	+1 646-284 -9416	kkirkeby@hfgcg.com